SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED SEPTEMBER 25, 1998
(To Prospectus dated August 14, 1998)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                            Countrywide Home Loans
                                 Servicing LP
                                Master Servicer

                    CHL Mortgage Pass-Through Trust 1998-18
                                    Issuer


The Class I-A-5 certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP or any of their respective affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.


The Class I-A-5 Certificates

o This supplement relates to the offering of the Class I-A-5 certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class I-A-5 certificates. Additional information is contained in the prospectus supplement dated September 25, 1998 prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated August 14, 1998. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of October 25, 2002, the class certificate balance of the Class I-A-5 certificates was approximately $60,046,311.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class I-A-5 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

November 21, 2002

                               THE MORTGAGE POOL

         As of October 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 1,156 Mortgage Loans having an aggregate Stated Principal Balance of approximately $351,447,833.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                   As of
                                                              October 1, 2002
 Total Number of Mortgage Loans..............................      1,156
 Delinquent Mortgage Loans and Pending
 Foreclosures at Period End (1)
          30-59 days.........................................      1.64%
          60-90 days.........................................      0.61%
          91 days or more (excluding pending foreclosures)...      0.78%
                                                                   -----
          Total Delinquencies................................      3.03%
                                                                   =====
 Foreclosures Pending .......................................      0.00%
                                                                   -----
 Total Delinquencies and foreclosures pending ...............      3.03%
                                                                   =====
--------------

(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $31.164 billion at September 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of the actual experience on the Mortgage Loans (totals may mot add due to rounding):

                                                                                                  At             At
                                                    At February 28(29),                       December 31,   September 30,
                                         ---------------------------------------------------  ------------   -------------
                                             1998         1999         2000         2001          2001           2002
                                         ------------ ------------ ------------ ------------  ------------   -------------
   Delinquent Mortgage Loans and
      Pending Foreclosures at
         Period End
        30-59 days......................     1.08%        1.03%        1.36%        1.61%          1.89%          1.79%
        60-89 days......................     0.16         0.18         0.22         0.28           0.39           0.43
        90 days or more (excluding
           pending foreclosures)........     0.16         0.12         0.16         0.14           0.23           0.33
            Total of delinquencies           1.40%        1.32%        1.75%        2.03%          2.51%          2.55%
                                             ====         ====         ====         ====           ====           ====
   Foreclosures pending.................     0.17%        0.14%        0.16%        0.27%          0.31%          0.31%
                                             ====         ====         ====         ====           ====           ====

   Total delinquencies and
       foreclosures pending.............     1.57%        1.46%        1.91%        2.30%          2.82%          2.86%
                                             ====         ====         ====         ====           ====           ====

   Net Gains/(Losses) on
       liquidated loans(1)..............  $(2,662,000) $(2,882,524) $(3,076,240) $(2,988,604)  $(5,677,141)  $(2,115,149)
   Percentage of Net
       Gains/(Losses) on
       liquidated loans(1)(2)...........    (0.024)%      (0.018)%     (0.017)%     (0.014)%      (0.022)%      (0.007)%
   Percentage of Net
       Gains/(Losses) on
       liquidated loans
       (based on average outstanding
       principal balance)(1)............    (0.027)%      (0.021)%     (0.017)%     (0.015)%      (0.023)%      (0.007)%
_________________

(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                  DESCRIPTION OF THE CLASS I-A-5 CERTIFICATES

         The Class I-A-5 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class I-A-5 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

         As of October 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class I-A-5 Certificates was approximately $60,046,311 evidencing a beneficial ownership interest of approximately 17.09% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $309,923,253 and evidenced in the aggregate, a beneficial ownership interest of approximately 88.18% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $41,524,580 and evidenced in the aggregate, a beneficial ownership interest of approximately 11.82% in the Trust Fund. For additional information with respect to the Class I-A-5 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholder

         The monthly statement for October 2002, that has been furnished to Certificateholders of record on the most recent Distribution Date, is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (ii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced, (iii) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (iv) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (v) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date,
(vi) the scheduled monthly payment for each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (vii) the Class Certificate Balance of the Class I-A-5 Certificates is $60,046,311 (viii) interest accrues on the Class I-A-5 Certificates at the applicable interest rate described in the Prospectus Supplement, (ix) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (x) the closing date of the sale of the Class I-A-5 Certificates is November 21, 2002, (xi) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "Description of the Certificates--Optional Purchase of Defaulted Loans" and "--Optional Termination" and (xiii) no Class of Certificates become a Restricted Class. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 275% of SPA assumes prepayment rates will be 0.55% per annum in month one, 1.10% per annum in month two, and increasing by 0.55% in each succeeding month until reaching a rate of 16.5% per annum in month 30 and remaining constant at 16.5% per annum thereafter. 0% of the SPA assumes no prepayments. There is no assurance that prepayments will occur at any rate of the SPA or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class I-A-5 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that
(i) all of the underlying Mortgage Loans will have the characteristics assumed or (ii) the underlying Mortgage Loans will prepay at a constant percentage of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of SPA, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining term to maturity of the Mortgage Loans specified in the Revised Structuring Assumptions.

                         Percent of Class Certificate
                             Balance Outstanding*

                                                       Class I-A-5
                                                    Percentage of SPA
          Distribution Date               0%      100%    275%     400%    500%
          -----------------               --      ----    ----     ----    ----
Initial Percent..................        100      100     100      100     100
November 21, 2002................        100      100     100      100     100
November 25, 2003................        100       99      99       98      98
November 25, 2004................         98       96      92       89      86
November 25, 2005................         96       92      83       77      73
November 25, 2006................         94       86      73       64      51
November 25, 2007................         92       80      61       50      34
November 25, 2008................         90       74      50       37      23
November 25, 2009................         88       67      41       27      16
November 25, 2010................         85       61      33       20      11
November 25, 2011................         82       56      27       15       7
November 25, 2012................         79       51      21       11       5
November 25, 2013................         76       46      17        8       3
November 25, 2014................         73       46      17        8       3
November 25, 2015................         69       37      11        4       1
November 25, 2016................         66       33       9        3       1
November 25, 2017................         61       29       7        2       1
November 25, 2018................         57       25       5        1       0
November 25, 2019................         52       22       4        1       0
November 25, 2020................         47       18       3        1       0
November 25, 2021................         42       15       2        0       0
November 25, 2022................         37       13       2        0       0
November 25, 2023................         31       10       1        0       0
November 25, 2024................         25        7       1        0       0
November 25, 2025................         18        5       0        0       0
November 25, 2026................         11        3       0        0       0
November 25, 2027................          5        1       0        0       0
November 25, 2028................          0        0       0        0       0
Weighted Average Life (years) **.       16.4     11.3     7.2      5.8     4.7
--------------------------
* Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $8,074,331 and $320,784 and $4,177,613, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class I-A-5 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

Foreign Investors

         In general, a Foreign Investor who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf will not be subject to United States Federal income taxes on payments of interest or original issue discount on a Certificate, unless such Foreign Investor is a direct or indirect 10% or greater certificateholder of the Trust Fund, a controlled foreign corporation related to the Trust Fund or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

          - is signed under penalties of perjury by the beneficial owner of the Certificate,

          -    certifies that such owner is not a U.S. Holder, and

          -    provides the beneficial owner's name and address.

         A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Foreign Investor (which itself is not a Withholding Agent).

         Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN.

         A foreign Certificate Owner whose income with respect to its investment in a Certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder furnishes to the Withholding Agent an IRS Form W-8ECI.

         More complex rules apply if Certificates are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Certificate for the account of another) or non U.S. flow-through entity (which includes a partnership, trust and certain fiscally transparent entities).

         Generally, a Foreign Investor will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Certificate, unless such Foreign Investor is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Foreign Investor should consult its tax advisor in this regard.

         The Certificates will not be includible in the estate of a Foreign Investor unless the individual is a direct or indirect 10% or greater certificateholder of the Trust Fund or, at the time of such individual's death, payments in respect of the Certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

         Backup withholding of United States Federal income tax may apply to payments made in respect of the Certificates to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Certificates to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those Foreign Investors who are not exempt recipients.

         In addition, upon the sale of a Certificate to (or through) a broker, the broker must report the sale and backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller certifies that such seller is a Foreign Investor (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

         Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class I-A-5 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemptions will apply to the acquisition and holding of Class I-A-5 Certificates by Plans and that all conditions of the Exemptions other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

         The Class I-A-5 Certificates are currently rated "AAA" by Fitch, Inc. and by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans Servicing LP, and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class I-A-5 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

                                 LOAN GROUP 1

                                              Mortgage Rates(1)
--------------------------------------------------------------------------------------------------------------
       Mortgage Rates                 Number of             Aggregate Principal            Percent of
            (%)                    Mortgage Loans           Balance Outstanding           Mortgage Pool
--------------------------------------------------------------------------------------------------------------
6.500....................                  6                 $  1,372,787                      0.66%
6.625 ...................                  3                      674,520                      0.32
6.750 ...................                 17                    4,312,506                      2.06
6.875 ...................                 39                   10,668,439                      5.10
7.000 ...................                112                   33,965,166                     16.23
7.125 ...................                 89                   28,360,593                     13.55
7.250 ...................                138                   41,782,005                     19.96
7.375 ...................                108                   33,276,128                     15.90
7.500 ...................                 78                   25,189,846                     12.04
7.625 ...................                 35                    9,951,648                      4.76
7.750 ...................                 29                   10,195,175                      4.87
7.875 ...................                 12                    3,159,020                      1.51
8.000 ...................                  8                    2,099,755                      1.00
8.125 ...................                  4                    2,801,999                      1.34
8.250 ...................                  3                      726,497                      0.35
8.375 ...................                  1                      454,931                      0.22
8.625 ...................                  2                      281,580                      0.13
--------------------------------------------------------------------------------------------------------------
           Total                         684                 $209,272,596                    100.00%
==============================================================================================================
(1) The lender PMI Mortgage Loans are shown at the Mortgage Rates let of the interest premium charged by the related lenders. As of the Reference Date, the weighted average Mortgage Rate of the Mortgage Loans (as so adjusted) was approximately 7.258% per annum. Without such adjustment, the weighted average
Mortgage Rate of the Mortgage Loans, as of the Reference Date, was
approximately 7.285% per annum.


                                Current Mortgage Loan Principal Balances(1)
-------------------------------------------------------------------------------------------------------------
         Current Mortgage Loan                 Number of          Aggregate Principal         Percent of
                Balance                      Mortgage Loans       Balance Outstanding       Mortgage Pool
--------------------------------------------------------------------------------------------------------------
$0.01 -- $50,000.00.....................            7                $ 275,825                     0.13%
$50,000.01 -- $100,000.00...............           36                2,711,310                     1.30
$100,000.01 -- $150,000.00 .............           35                4,356,660                     2.08
$150,000.01 -- $200,000.00 .............           15                2,556,207                     1.22
$200,000.01 -- $250,000.00 .............          130               30,342,691                    14.50
$250,000.01 -- $300,000.00 .............          173               47,010,986                    22.47
$300,000.01 -- $350,000.00 .............          111               35,774,926                    17.09
$350,000.01 -- $400,000.00 .............           58               21,747,879                    10.39
$400,000.01 -- $450,000.00 .............           42               17,740,277                     8.48
$450,000.01 -- $500,000.00 .............           33               15,630,108                     7.47
$500,000.01 -- $550,000.00 .............           10                5,235,954                     2.50
$550,000.01 -- $600,000.00 .............           12                6,865,381                     3.28
$600,000.01 -- $650,000.00 .............           10                6,145,072                     2.94
$650,000.01 -- $700,000.00 .............            1                  734,905                     0.35
$750,000.01 -- $1,000,000.00. ..........            7                6,073,106                     2.90
$1,000,000.01 -- $1,500,000.00 .........            2                2,483,405                     1.19
$1,500,000.01 -- $2,000,000.00 .........            1                1,569,322                     0.75
Above $2,000,000. ......................            1                2,018,583                     0.96
--------------------------------------------------------------------------------------------------------------
                 Total                            684             $209,272,596                   100.00%
=============================================================================================================
(1) As of the Reference Date, the average current Mortgage Loan principal balance was approximately $305,954.

                                      11


                                    Original Loan-to-Value Ratios(1)(2)
-------------------------------------------------------------------------------------------------------------
         Original Loan-To-Value                Number of          Aggregate Principal         Percent of
               Ratios(%)                     Mortgage Loans       Balance Outstanding       Mortgage Pool
--------------------------------------------------------------------------------------------------------------
50.00 and below.........................           28            $  14,079,572                    6.73%
50.01 to 55.00..........................           11                3,400,661                    1.62
55.01 to 60.00 .........................           31               10,617,307                    5.07
60.01 to 65.00 .........................           30                9,699,691                    4.63
65.01 to 70.00 .........................           44               16,450,737                    7.86
70.01 to 75.00 .........................          123               40,513,457                   19.36
75.01 to 80.00 .........................          345               98,726,639                   47.19
80.01 to 85.00 .........................            9                2,100,661                    1.00
85.01 to 90.00 .........................           51               11,218,183                    5.36
90.01 to 95.00 .........................           12                2,465,689                    1.18
--------------------------------------------------------------------------------------------------------------
                 Total                            684             $209,272,596                  100.00%
=============================================================================================================
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 73.32%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.



                               State Distribution of Mortgaged Properties (1)
--------------------------------------------------------------------------------------------------------------
              State                  Number of Mortgage       Aggregate Principal           Percent of
                                            Loans             Balance Outstanding          Mortgage Pool
--------------------------------------------------------------------------------------------------------------
California....................                 320              $109,442,751                    52.30%
Colorado .....................                  25                 7,093,284                     3.39
Florida ......................                  18                 4,951,237                     2.37
Georgia ......................                  15                 4,344,556                     2.08
New Jersey ...................                  22                 5,910,282                     2.82
New York. ....................                  15                 4,269,753                     2.04
Pennsylvania .................                  22                 5,869,818                     2.80
Texas. .......................                  43                11,566,333                     5.53
Washington ...................                  17                 5,098,983                     2.44
Other (less than 2%) .........                 187                50,725,599                    24.23
--------------------------------------------------------------------------------------------------------------
              Total                            684              $209,272,596                   100.00%
==============================================================================================================
(1) Other includes 32 other states and the District of Columbia with under 2%
concentration individually.


                                          Purpose of Mortgage Loans
--------------------------------------------------------------------------------------------------------------
          Loan Purpose                    Number of           Aggregate Principal           Percent of
                                       Mortgage Loans         Balance Outstanding          Mortgage Pool
--------------------------------------------------------------------------------------------------------------
Purchase......................                 331             $  99,522,884                    47.56%
Refinance (cash out)..........                 185                57,631,888                    27.54
Refinance (rate/term).........                 168                52,117,824                    24.90
--------------------------------------------------------------------------------------------------------------
              Total                            684              $209,272,596                   100.00%
==============================================================================================================

                                         Type of Mortgaged Property
--------------------------------------------------------------------------------------------------------------
             Property Type                      Number of         Aggregate Principal        Percent of
                                             Mortgage Loans       Balance Outstanding       Mortgage Pool
--------------------------------------------------------------------------------------------------------------
Single Family Residence................               512           $ 151,884,307                 72.58%
Planned Unit Development (PUD).........               139              48,503,192                 23.18
Low-rise Condominium...................                23               5,420,795                  2.59
2 to 4 Family Residence................                 9               2,912,754                  1.39
High-rise Condominium..................                 1                 551,548                  0.26
--------------------------------------------------------------------------------------------------------------
                 Total                                684            $209,272,596                100.00%
==============================================================================================================

                                      12

                                             Occupancy Types (1)
--------------------------------------------------------------------------------------------------------------
            Occupancy Types                     Number of         Aggregate Principal        Percent of
                                             Mortgage Loans       Balance Outstanding       Mortgage Pool
--------------------------------------------------------------------------------------------------------------
Primary Residence......................               649           $ 195,635,586                 93.48%
Second Resident........................                27              10,989,361                  5.25
Investor Property......................                 8               2,647,649                  1.27
--------------------------------------------------------------------------------------------------------------
                 Total                                684            $209,272,596                100.00%
==============================================================================================================
(1) Based upon representations of the related Mortgagors at the time or origination.

                                  Documentation Program for Mortgage Loans
--------------------------------------------------------------------------------------------------------------
            Type of Program                     Number of         Aggregate Principal        Percent of
                                             Mortgage Loans       Balance Outstanding       Mortgage Pool
--------------------------------------------------------------------------------------------------------------
Full...................................               334           $ 103,941,174                 49.67%
Alternative............................               223              62,616,017                 29.92
Reduced................................                88              29,786,739                 14.23
Streamlined............................                34               9,606,135                  4.59
No Income/No Asset.....................                 5               3,322,531                  1.59
--------------------------------------------------------------------------------------------------------------
                 Total                                684            $209,272,596                100.00%
==============================================================================================================



                             Remaining Terms to Maturity of the Mortgage Loans (1)
----------------------------------------------------------------------------------------------------------------
     Remaining Term to                Number of              Aggregate Principal             Percent of
     Maturity (months)              Mortgage Loans         Balance Outstanding ($)        Mortgage Pool (%)
--------------------------------------------------------------------------------------------------------------
23.........................                 1                    $ 42,160                        0.02 %
41.........................                 1                      75,335                        0.04
63.........................                 1                     102,595                        0.05
66.........................                 1                     146,159                        0.07
96.........................                 2                     262,113                        0.13
104........................                 1                     224,485                        0.11
110........................                 1                     226,720                        0.11
119........................                 1                     175,419                        0.08
170........................                 1                     267,018                        0.13
183........................                 1                     326,547                        0.16
187........................                 1                      63,671                        0.03
189........................                 3                     362,880                        0.17
190........................                 4                   1,244,858                        0.59
191........................                 2                     551,850                        0.26
199........................                 1                      52,168                        0.02
203........................                 1                     389,761                        0.19
205........................                 1                     345,578                        0.17
210........................                 1                     400,118                        0.19
212........................                 1                     246,093                        0.12
218........................                 1                     409,847                        0.20
219........................                 1                     230,001                        0.11
226........................                 1                     256,639                        0.12
232........................                 1                     262,028                        0.13
234........................                 2                     262,475                        0.13
235........................                 1                      45,505                        0.02
236........................                 1                     343,378                        0.16

                                      13

                             Remaining Terms to Maturity of the Mortgage Loans (1)
----------------------------------------------------------------------------------------------------------------
     Remaining Term to                Number of              Aggregate Principal             Percent of
     Maturity (months)              Mortgage Loans         Balance Outstanding ($)        Mortgage Pool (%)
--------------------------------------------------------------------------------------------------------------
238........................                 1                     275,262                        0.13
241........................                 1                     227,423                        0.11
246........................                 2                     691,299                        0.33
247........................                 1                     277,326                        0.13
248........................                 2                     283,200                        0.14
249........................                 3                     755,255                        0.36
250........................                 5                   1,747,204                        0.83
252........................                 3                     197,679                        0.09
253........................                 1                     443,799                        0.21
254........................                 1                     232,194                        0.11
255........................                 3                     638,482                        0.31
256........................                 1                     234,289                        0.11
257........................                 1                     258,359                        0.12
259........................                 1                     242,486                        0.12
260........................                 2                     611,921                        0.29
261........................                 1                     228,956                        0.11
263........................                 1                     215,106                        0.10
268........................                 1                     359,284                        0.17
269........................                 1                     291,383                        0.14
270........................                 2                     604,407                        0.29
271........................                 1                     312,255                        0.15
273........................                 2                     491,410                        0.23
275........................                 2                     500,471                        0.24
276........................                 2                     681,910                        0.33
277........................                 4                     945,940                        0.45
278........................                 4                     636,116                        0.30
279........................                 3                     911,294                        0.44
280........................                 1                     323,128                        0.15
282........................                 1                     151,152                        0.07
283........................                 2                     374,370                        0.18
285........................                 2                   1,105,314                        0.53
286........................                 1                     254,453                        0.12
287........................                 1                     231,613                        0.11
288........................                 3                   1,158,222                        0.55
289........................                 3                     911,739                        0.44
290........................                 3                     916,061                        0.44
291........................                 3                     775,565                        0.37
292........................                 6                   1,814,332                        0.87
293........................                 4                   1,512,441                        0.72
294........................                 3                   1,516,142                        0.72
295........................                 2                     534,078                        0.26
296........................                 5                   1,526,660                        0.73
297........................                 5                   1,356,841                        0.65
298........................                 5                   1,344,694                        0.64
299........................                 5                   1,198,875                        0.57
300........................                 9                   2,767,522                        1.32
301........................                 7                   1,651,022                        0.79
302........................                 6                   1,653,804                        0.79
303........................                 8                   3,836,394                        1.83
304........................                 5                   1,410,382                        0.67
305........................                 7                   2,021,185                        0.97
306........................                13                   4,543,158                        2.17
307........................                20                   5,954,850                        2.85
308........................                24                   5,961,132                        2.85

                                      14

                             Remaining Terms to Maturity of the Mortgage Loans (1)
----------------------------------------------------------------------------------------------------------------
     Remaining Term to                Number of              Aggregate Principal             Percent of
     Maturity (months)              Mortgage Loans         Balance Outstanding ($)        Mortgage Pool (%)
----------------------------------------------------------------------------------------------------------------
309........................                47                 12,336,297                         5.89
310........................               285                 91,356,075                        43.65
311........................               111                 37,824,054                        18.07
312........................                 1                    340,930                         0.16
--------------------------------------------------------------------------------------------------------------
Total                                     684               $209,272,596                       100.00%
===============================================================================================================
(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 301 months.



                                 LOAN GROUP 2

                                             Mortgaged Rates(1)
--------------------------------------------------------------------------------------------------------------
     Mortgage Rates (%)               Number of             Aggregate Principal            Percent of
                                   Mortgage Loans           Balance Outstanding           Mortgage Pool
----------------------------------------------------------------------------------------------------------------
6.375......................                1                    $ 209,218                      0.15%
6.500......................                8                    1,483,598                      1.04
6.625......................                3                      786,821                      0.55
6.750......................               12                    2,405,720                      1.69
6.875......................               27                    7,415,191                      5.22
7.000......................               77                   23,755,697                     16.72
7.125......................               67                   19,740,433                     13.88
7.250......................               99                   32,572,194                     22.92
7.375......................               70                   22,768,273                     16.01
7.500......................               53                   15,280,371                     10.75
7.625......................               17                    5,501,560                      3.87
7.750......................               15                    4,483,889                      3.15
7.875......................               12                    3,031,734                      2.13
8.000......................                5                    1,194,550                      0.84
8.125......................                2                      360,986                      0.25
8.500......................                1                      672,639                      0.47
8.875......................                2                      287,047                      0.20
9.125......................                1                      225,316                      0.16
----------------------------------------------------------------------------------------------------------------
           Total                         472                 $142,175,237                    100.00%
==============================================================================================================

(1) The lender PMI Mortgage Loans are shown at the Mortgage Rates let of the interest premium charged by the related lenders. As of the Reference
     Date, the weighted average Mortgage Rate of the Mortgage Loans (as so adjusted) was approximately 7.215% per annum. Without such adjustment, the weighted average Mortgage Rate of the Mortgage Loans, as of the Reference Date, was approximately 7.261% per annum.


                                      15

                  Current Mortgage Loan Principal Balances(1)

----------------------------------------------------------------------------------------------------------------
     Current Mortgage Loan Balance             Number of          Aggregate Principal         Percent of
                                             Mortgage Loans       Balance Outstanding        Mortgage Pool
----------------------------------------------------------------------------------------------------------------
$0.01--$50,000.00......................                2                  41,535                  0.03%
$50,000.01 -- $100,000.00.............                29               2,148,660                  1.51
$100,000.01 -- $150,000.00............                24               2,902,993                  2.04
$150,000.01 -- $200,000.00............                 8               1,427,857                  1.00
$200,000.01 -- $250,000.00............                98              22,883,793                 16.10
$250,000.01 -- $300,000.00............               118              32,168,393                 22.62
$300,000.01 -- $350,000.00............                75              24,383,322                 17.14
$350,000.01 -- $400,000.00............                38              14,131,819                  9.94
$400,000.01 -- $450,000.00............                29              12,404,498                  8.72
$450,000.01 -- $500,000.00............                20               9,464,806                  6.66
$500,000.01 -- $550,000.00............                 9               4,687,532                  3.30
$550,000.01 -- $600,000.00............                 7               4,063,264                  2.86
$600,000.01 -- $650,000.00............                 7               4,287,621                  3.02
$650,000.01 -- $700,000.00............                 2               1,345,628                  0.95
$700,000.01 -- $750,000.00............                 2               1,433,248                  1.01
$750,000.01 -- $1,000,000.00..........                 2               1,714,400                  1.21
$1,000,000.01 -- $1,500,000.00........                 2               2,685,870                  1.89
----------------------------------------------------------------------------------------------------------------
                 Total                               472            $142,175,237                100.00%
================================================================================================================
(1)  As of the Reference Date, the average current Mortgage Loan principal balance was approximately $301,219.


                     Original Loan-to-Value Ratios (1)(2)
----------------------------------------------------------------------------------------------------------------
         Original Loan-To-Value                Number of          Aggregate Principal         Percent of
               Ratios (%)                    Mortgage Loans       Balance Outstanding        Mortgage Pool
----------------------------------------------------------------------------------------------------------------
50.00 and below........................               19              $6,973,634                  4.90
50.01 to 55.00........................                12              $5,828,192                  4.10
55.01 to 60.00........................                17              $5,956,020                  4.19
60.01 to 65.00........................                32             $10,813,583                  7.61
65.01 to 70.00........................                40             $14,210,168                  9.99
70.01 to 75.00........................                74             $22,034,059                 15.50
75.01 to 80.00........................               200             $57,442,535                 40.40
80.01 to 85.00........................                12              $3,211,184                  2.26
85.01 to 90.00........................                41             $10,802,867                  7.60
90.01 to 95.00........................                23              $4,728,776                  3.33
95.01 to 99.99........................                 2                $174,219                  0.12
----------------------------------------------------------------------------------------------------------------
                 Total                               472            $142,175,237                   100.00%
================================================================================================================
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 69.96%.
(2)  Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

                 State Distribution of Mortgaged Properties(1)
----------------------------------------------------------------------------------------------------------------
                 State                         Number of          Aggregate Principal         Percent of
                                             Mortgage Loans       Balance Outstanding        Mortgage Pool
----------------------------------------------------------------------------------------------------------------
California.............................              356            $110,008,386                 77.38%
Colorado..............................                10               3,432,600                  2.41
Massachusetts.........................                12               3,370,026                  2.37
Other (less then 2%)..................                94              25,364,225                 17.84
----------------------------------------------------------------------------------------------------------------
                 Total                               472            $142,175,237                100.00%
================================================================================================================
(1) Other includes 32 other states with under 2% concentration individually.


                                      16

                           Purpose of Mortgage Loans
----------------------------------------------------------------------------------------------------------------
              Loan Purpose                     Number of          Aggregate Principal         Percent of
                                             Mortgage Loans       Balance Outstanding        Mortgage Pool
----------------------------------------------------------------------------------------------------------------
Purchase...............................              216              66,375,906                 46.68%
Refinance (rate/term).................               129              39,519,220                 27.80
Refinance (cash out)..................               127              36,280,111                 25.52
----------------------------------------------------------------------------------------------------------------
                 Total                               472            $142,175,237                100.00%
================================================================================================================
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 69.96%.
(2)  Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.


                                      17


                          Types of Mortgaged Property
----------------------------------------------------------------------------------------------------------------
             Property Type                     Number of          Aggregate Principal         Percent of
                                             Mortgage Loans       Balance Outstanding        Mortgage Pool
----------------------------------------------------------------------------------------------------------------
Single Family Residence................              364           $ 108,404,907                 76.25 %
Planned Unit Development (PUD)........                85              27,185,350                 19.12
2 to 4 Family Residence...............                11               3,329,971                  2.34
Low-rise Condominium..................                11               2,915,400                  2.05
High-rise Condominium.................                 1                 339,609                  0.24
----------------------------------------------------------------------------------------------------------------
                 Total                               472            $142,175,237                100.00%
================================================================================================================


                                Occupancy Types
----------------------------------------------------------------------------------------------------------------
            Occupancy Types                    Number of          Aggregate Principal         Percent of
                                             Mortgage Loans       Balance Outstanding        Mortgage Pool
----------------------------------------------------------------------------------------------------------------
Primary Residence......................              458           $ 136,998,117                 96.35 %
Secondary Residence...................                12               3,903,105                  2.75
Investor Property.....................                 2               1,274,015                  0.90
----------------------------------------------------------------------------------------------------------------
                 Total                               472            $142,175,237                100.00%
================================================================================================================
(1)  Based upon representations of the related Mortgagors at the time of origination.


                   Documentation Program for Mortgage Loans
----------------------------------------------------------------------------------------------------------------
            Type of Programs                   Number of          Aggregate Principal         Percent of
                                             Mortgage Loans       Balance Outstanding        Mortgage Pool
----------------------------------------------------------------------------------------------------------------
Full...................................              226            $ 65,596,150                 46.13 %
Alternative...........................               149              43,588,423                 30.66
Reduced...............................                77              27,469,534                 19.32
Streamlined...........................                17               4,729,211                  3.33
No Income/No Asset....................                 3                 791,919                  0.56
----------------------------------------------------------------------------------------------------------------
                 Total                               472            $142,175,237                100.00%
================================================================================================================
(1)  Based upon representations of the related Mortgagors at the time of origination.


                                      18


                           Remaining Terms to Maturity of the Mortgage Loans (1)
---------------------------------------------------------------------------------------------------------------
  Remaining Term to Maturity      Number of Mortgage        Aggregate Principal        Percent of Mortgage
           (months)                     Loans             Balance Outstanding ($)           Pool (%)
----------------------------------------------------------------------------------------------------------------
2.............................               1                    $    2,077                   0.00%
29............................               1                        55,408                   0.04
52............................               1                       102,200                   0.07
59............................               1                        97,829                   0.07
116...........................               1                       249,348                   0.18
136...........................               1                        51,271                   0.04
146...........................               1                       429,762                   0.30
147...........................               1                       258,090                   0.18
166...........................               1                       465,753                   0.33
171...........................               1                       218,691                   0.15
174...........................               2                       811,379                   0.57
179...........................               1                       217,035                   0.15
187...........................               1                       239,266                   0.17
190...........................               3                       824,022                   0.58
191...........................               1                       184,574                   0.13
203...........................               1                       257,151                   0.18
213...........................               1                       441,940                   0.31
222...........................               2                       491,478                   0.35
224...........................               1                       279,697                   0.20
236...........................               1                       271,530                   0.19
240...........................               1                       465,395                   0.33
249...........................               1                       456,907                   0.32
250...........................               1                       474,335                   0.33
251...........................               3                       882,916                   0.62
252...........................               2                       448,744                   0.32
255...........................               1                       275,312                   0.19
256...........................               1                       428,104                   0.30
257...........................               1                        95,548                   0.07
260...........................               1                       358,646                   0.25
262...........................               1                       206,193                   0.15
264...........................               1                       214,179                   0.15
267...........................               3                       773,710                   0.54
268...........................               1                       318,757                   0.22
269...........................               2                       946,370                   0.67
271...........................               3                       968,274                   0.68
272...........................               1                       218,282                   0.15
274...........................               1                       160,987                   0.11
276...........................               1                       217,471                   0.15
277...........................               1                       296,568                   0.21
278...........................               3                       830,692                   0.58
279...........................               4                     1,183,903                   0.83
280...........................               6                     1,678,116                   1.18
281...........................               2                       331,244                   0.23
283...........................               4                     1,005,629                   0.71
284...........................               1                       387,014                   0.27
285...........................               1                       317,862                   0.22
286...........................               2                       834,581                   0.59
287...........................               1                       372,069                   0.26
288...........................               3                       567,437                   0.40
289...........................               1                       325,160                   0.23
290...........................               2                       583,681                   0.41
291...........................               1                       347,085                   0.24
293...........................               4                     1,266,335                   0.89
294...........................               5                     1,316,072                   0.93
295...........................               4                     1,371,538                   0.96
296...........................               2                       493,324                   0.35
297...........................               1                        50,436                   0.04
298...........................               2                       600,270                   0.42
299...........................               4                     1,107,636                   0.78
300...........................               2                       657,984                   0.46
301...........................               5                       991,145                   0.70
302...........................               1                       258,438                   0.18
303...........................               6                     1,601,643                   1.13
304...........................               8                     3,968,260                   2.79
305...........................               1                       223,893                   0.16
306...........................               9                     2,753,794                   1.94


                                      19

307...........................              13                     3,194,546                   2.25
308...........................               7                     1,515,238                   1.07
309...........................              19                     5,526,788                   3.89
310...........................              73                    23,033,718                  16.20
311...........................             209                    64,738,545                  45.53
312...........................              15                     4,585,969                   3.23
--------------------------------------------------------------------------------------------------------------
Total                                      472                   142,175,237                 100.00%
=============================================================================================================
(1)  As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 299 months.

                                   EXHIBIT 2

                                [see attached]

THE BANK                                          Distribution Date:  10/25/02
OF NEW YORK

101 Barclay St., 8W
New York, NY  10286

Attn:  Courtney Bartholomew                Countrywide Home Loans
     212-815-3236                    Mortgage Pass-Through Certificates
                                               Series 1998-18



                                  Certificateholder Monthly Distribution Summary

                                        Certificate                     Pass
  Class        Cusip         Class         Rate        Beginning       Through      Principal      Interest        Total
                          Description      Type         Balance       Rate (%)    Distribution   Distribution  Distribution
------------------------------------------------------------------------------------------------------------------------------
1A1        12669AG73      Senior        Fix-30/360     9,105,248.53     6.750000   5,392,846.99     51,217.02   5,444,064.02
1A2        12669AG81      Senior        Fix-30/360    23,835,000.00     6.750000           0.00    134,071.88     134,071.88
1A3        12669AG99      Senior        Fix-30/360    22,773,000.00     6.750000           0.00    128,098.13     128,098.13
1A4        12669AH23      Senior        Fix-30/360    15,939,419.66     6.750000   1,634,038.98     89,659.24   1,723,698.22
1A5        12669AH31      Senior        Fix-30/360    60,046,311.00     6.750000           0.00    337,760.50     337,760.50
1A6        12669AH49      Senior        Var-30/360    35,667,446.00     2.413750           0.00     71,743.58      71,743.58
1A7        12669AH56      Senior        Var-30/360    11,889,149.00    19.758750           0.00    195,762.27     195,762.27
1A8        12669AH64      Senior        Fix-30/360             0.00     6.750000           0.00          0.00           0.00
1A9        12669AH72      Senior        Fix-30/360     5,035,466.54     6.750000   2,982,400.80     28,324.50   3,010,725.30
1A10       12669AH80      Senior        Fix-30/360             0.00     6.750000           0.00          0.00           0.00
1A11       12669AH98      Senior        Fix-30/360     2,815,017.19     6.750000   1,667,275.42     15,834.47   1,683,109.89
1A12       12669AJ21      Senior        Fix-30/360    15,323,166.29     6.500000   9,075,588.82     83,000.48   9,158,589.30
1A13       12669AJ39      Strip IO      Fix-30/360       567,524.68     6.750000           0.00      3,192.33       3,192.33
2A1        12669AJ47      Senior        Fix-30/360    23,216,475.56     6.750000  10,003,956.75    130,592.68  10,134,549.43
2A2        12669AJ54      Senior        Fix-30/360    23,289,000.00     6.750000           0.00    131,000.63     131,000.63
2A3        12669AJ62      Senior        Fix-30/360    31,567,070.00     6.750000           0.00    177,564.77     177,564.77
2A4        12669AJ70      Senior        Fix-30/360    13,251,387.13     6.750000   1,989,905.45     74,539.05   2,064,444.50
2A5        12669AJ88      Senior        Fix-30/360    40,056,342.00     6.750000           0.00    225,316.92     225,316.92
2A6        12669AJ96      Senior        Fix-30/360             0.00     6.750000           0.00          0.00           0.00
2A7                                                    5,945,745.78     6.750000   1,646,786.55     33,444.82   1,680,231.37
2A7-1      12669AK29      Senior        Fix-30/360     3,821,745.78     6.750000   1,646,786.55     21,497.32   1,668,283.87
2A7-2      12669AK29      Senior        Fix-30/360     2,124,000.00     6.750000           0.00     11,947.50      11,947.50
2A8        12669AK37      Senior        Fix-30/360     1,327,749.14     6.250000   1,327,749.14      6,915.36   1,334,664.50
2A9        12669AK45      Senior        Fix-30/360     2,113,000.00     6.750000     154,866.33     11,885.63     166,751.95
2A10       12669AK52      Strip IO      Fix-30/360        98,351.79     6.750000           0.00        553.23         553.23
PO         12669AK60      Strip PO      Fix-30/360     1,153,818.90     0.000000      78,607.58          0.00      78,607.58
X1         12669AK78      Strip IO      Fix-30/360   172,858,738.17     0.377843           0.00     54,427.86      54,427.86


           Current                     Cumulative
Class     Realized        Ending        Realized
           Losses        Balance         Losses
----------------------------------------------------
1A1            0.00     3,712,401.54          0.00
1A2            0.00    23,835,000.00          0.00
1A3            0.00    22,773,000.00          0.00
1A4            0.00    14,305,380.67          0.00
1A5            0.00    60,046,311.00          0.00
1A6            0.00    35,667,446.00          0.00
1A7            0.00    11,889,149.00          0.00
1A8            0.00             0.00          0.00
1A9            0.00     2,053,065.75          0.00
1A10           0.00             0.00          0.00
1A11           0.00     1,147,741.77          0.00
1A12           0.00     6,247,577.48          0.00
1A13           0.00       231,391.76          0.00
2A1            0.00    13,212,518.81          0.00
2A2            0.00    23,289,000.00          0.00
2A3            0.00    31,567,070.00          0.00
2A4            0.00    11,261,481.68          0.00
2A5            0.00    40,056,342.00          0.00
2A6            0.00             0.00          0.00
2A7            0.00     4,298,959.23          0.00
2A7-1          0.00     2,174,959.23          0.00
2A7-2          0.00     2,124,000.00          0.00
2A8            0.00             0.00          0.00
2A9            0.00     1,958,133.67          0.00
2A10           0.00             0.00          0.00
PO             0.00     1,075,211.32          0.00
X1             0.00   156,592,678.09          0.00


THE BANK                                           Distribution Date:  10/25/02
OF NEW YORK

101 Barclay St., 8W
New York, NY  10286

Attn:  Courtney Bartholomew                        Countrywide Home Loans
     212-815-3236                            Mortgage Pass-Through Certificates
                                                       Series 1998-18


X2         12669AK86      Strip IO      Fix-30/360   116,954,019.48     0.349386           0.00     34,051.75      34,051.75
2B2        12669AL77      Senior        Fix-30/360     1,529,290.15     6.750000       1,826.82      8,602.26      10,429.07
AR         12669AK94      Senior        Fix-30/360             0.00     6.750000           0.00          0.20           0.20
-------------------------------------------------------------------------------------------------------------------------------
M1         12669AL28      Junior        Fix-30/360    12,317,021.60     6.750000      14,356.92     69,283.25       83,640.16
1B1        12669AL44      Junior        Fix-30/360     5,728,847.54     6.750000       6,677.64     32,224.77       38,902.40
1B2        12669AL51      Junior        Fix-30/360     3,437,307.94     6.750000       4,006.58     19,334.86       23,341.44
1B3        12669AM68      Junior        Fix-30/360     2,291,538.65     6.750000       2,671.05     12,889.90       15,560.96
1B4        12669AM76      Junior        Fix-30/360     1,432,211.20     6.750000       1,669.41      8,056.19        9,725.60
1B5        12669AM84      Junior        Fix-30/360     1,825,818.80     6.750000       2,128.20     10,270.23       12,398.43
M2         12669AL36      Junior        Fix-30/360     7,264,172.42     6.750000       8,677.43     40,860.97       49,538.40
2B1        12669AL69      Junior        Fix-30/360     4,014,476.16     6.750000       4,795.50     22,581.43       27,376.93
2B3        12669AM35      Junior        Fix-30/360     1,529,290.15     6.750000       1,826.82      8,602.26       10,429.07
2B4        12669AM43      Junior        Fix-30/360       764,645.12     6.750000         913.41      4,301.13        5,214.54
2B5        12669AM50      Junior        Fix-30/360       968,130.66     6.750000       1,156.48      5,445.73        6,602.22
-------------------------------------------------------------------------------------------------------------------------------
Totals                                               387,452,563.11               36,004,729.07  2,261,410.28   38,266,139.33
-------------------------------------------------------------------------------------------------------------------------------


X2            0.00   105,195,630.66          0.00
2B2           0.00     1,527,463.34          0.00
AR            0.00             0.00          0.00
---------------------------------------------------
M1           0.00     12,302,664.68          0.00
1B1          0.00      5,722,169.90          0.00
1B2          0.00      3,433,301.36          0.00
1B3          0.00      2,288,867.60          0.00
1B4          0.00      1,430,541.79          0.00
1B5          0.00      1,823,690.60    183,539.15
M2           0.00      7,255,494.99          0.00
2B1          0.00      4,009,680.66          0.00
2B3          0.00      1,527,463.34          0.00
2B4          0.00        763,731.71          0.00
2B5          0.00        966,974.18    170,233.59
---------------------------------------------------
Totals       0.00    351,447,834.07    353,772.74
---------------------------------------------------

THE BANK                                          Distribution Date:  10/25/02
OF NEW YORK

101 Barclay St., 8W
New York, NY  10286

Attn:  Courtney Bartholomew                Countrywide Home Loans
     212-815-3236                    Mortgage Pass-Through Certificates
                                               Series 1998-18



                         Principal Distribution Detail

                             Original       Beginning       Scheduled                  Unscheduled        Net
                           Certificate     Certificate      Principal     Accretion     Principal      Principal
  Class        Cusip         Balance         Balance       Distribution   Principal    Adjustments    Distribution
---------------------------------------------------------------------------------------------------------------------
   1A1         12669AG73  104,886,000.00    9,105,248.53    5,392,846.99        0.00           0.00    5,392,846.99
   1A2         12669AG81   23,835,000.00   23,835,000.00            0.00        0.00           0.00            0.00
   1A3         12669AG99   22,773,000.00   22,773,000.00            0.00        0.00           0.00            0.00
   1A4         12669AH23   44,961,100.00   15,939,419.66    1,634,038.98        0.00           0.00    1,634,038.98
   1A5         12669AH31   60,046,311.00   60,046,311.00            0.00        0.00           0.00            0.00
   1A6         12669AH49   35,667,446.00   35,667,446.00            0.00        0.00           0.00            0.00
   1A7         12669AH56   11,889,149.00   11,889,149.00            0.00        0.00           0.00            0.00
   1A8         12669AH64   18,048,000.00            0.00            0.00        0.00           0.00            0.00
   1A9         12669AH72   39,957,000.00    5,035,466.54    2,982,400.80        0.00           0.00    2,982,400.80
  1A10         12669AH80    2,459,000.00            0.00            0.00        0.00           0.00            0.00
  1A11         12669AH98   29,968,000.00    2,815,017.19    1,667,275.42        0.00           0.00    1,667,275.42
  1A12         12669AJ21  176,512,000.00   15,323,166.29    9,075,588.82        0.00           0.00    9,075,588.82
  1A13         12669AJ39    6,537,481.00      567,524.68            0.00        0.00           0.00            0.00
   2A1         12669AJ47  183,296,000.00   23,216,475.56   10,003,956.75        0.00           0.00   10,003,956.75
   2A2         12669AJ54   23,289,000.00   23,289,000.00            0.00        0.00           0.00            0.00
   2A3         12669AJ62   31,567,070.00   31,567,070.00            0.00        0.00           0.00            0.00
   2A4         12669AJ70   45,093,000.00   13,251,387.13    1,989,905.45        0.00           0.00    1,989,905.45
   2A5         12669AJ88   40,056,342.00   40,056,342.00            0.00        0.00           0.00            0.00
   2A6         12669AJ96    2,235,000.00            0.00            0.00        0.00           0.00            0.00
   2A7                     30,062,000.00    5,945,745.78    1,646,786.55        0.00           0.00    1,646,786.55
  2A7-1        12669AK29   27,938,000.00    3,821,745.78    1,646,786.55        0.00           0.00    1,646,786.55
  2A7-2        12669AK29    2,124,000.00    2,124,000.00            0.00        0.00           0.00            0.00
   2A8         12669AK37   25,052,000.00    1,327,749.14    1,327,749.14        0.00           0.00    1,327,749.14
   2A9         12669AK45    2,113,000.00    2,113,000.00      154,866.33        0.00           0.00      154,866.33
  2A10         12669AK52    1,855,703.00       98,351.79            0.00        0.00           0.00            0.00
   PO          12669AK60    1,715,075.00    1,153,818.90       78,607.58        0.00           0.00       78,607.58
   X1          12669AK78  495,597,254.87  172,858,738.17            0.00        0.00           0.00            0.00
   X2          12669AK86  332,009,565.00  116,954,019.48            0.00        0.00           0.00            0.00
   2B2         12669AL77    1,602,250.00    1,529,290.15        1,826.82        0.00           0.00        1,826.82
   AR          12669AK94          100.00            0.00            0.00        0.00           0.00            0.00


  Class    Current       Ending          Ending
          Realized    Certificate      Certificate
           Losses       Balance          Factor
-----------------------------------------------------
   1A1         0.00    3,712,401.54    0.03539463359
   1A2         0.00   23,835,000.00    1.00000000000
   1A3         0.00   22,773,000.00    1.00000000000
   1A4         0.00   14,305,380.67    0.31817239067
   1A5         0.00   60,046,311.00    1.00000000000
   1A6         0.00   35,667,446.00    1.00000000000
   1A7         0.00   11,889,149.00    1.00000000000
   1A8         0.00            0.00    0.00000000000
   1A9         0.00    2,053,065.75    0.05138187924
  1A10         0.00            0.00    0.00000000000
  1A11         0.00    1,147,741.77    0.03829891121
  1A12         0.00    6,247,577.48    0.03539463308
  1A13         0.00      231,391.76    0.03539463569
   2A1         0.00   13,212,518.81    0.07208296311
   2A2         0.00   23,289,000.00    1.00000000000
   2A3         0.00   31,567,070.00    1.00000000000
   2A4         0.00   11,261,481.68    0.24973902115
   2A5         0.00   40,056,342.00    1.00000000000
   2A6         0.00            0.00    0.00000000000
   2A7         0.00    4,298,959.23    0.14300310126
  2A7-1        0.00    2,174,959.23    0.07784949630
  2A7-2        0.00    2,124,000.00    1.00000000000
   2A8         0.00            0.00    0.00000000000
   2A9         0.00    1,958,133.67    0.92670784314
  2A10         0.00            0.00    0.00000000000
   PO          0.00    1,075,211.32    0.62691795838
   X1          0.00  156,592,678.09    0.31596760586
   X2          0.00  105,195,630.66    0.31684518083
   2B2         0.00    1,527,463.34    0.95332397289
   AR          0.00            0.00    0.00000000000


THE BANK                                          Distribution Date:  10/25/02
OF NEW YORK

101 Barclay St., 8W
New York, NY  10286

Attn:  Courtney Bartholomew                Countrywide Home Loans
     212-815-3236                    Mortgage Pass-Through Certificates
                                               Series 1998-18


------------------------------------------------------------------------------------------------------------------------
   M1          12669AL28     12,909,956.00    12,317,021.60      14,356.92      0.00           0.00       14,356.92
   1B1         12669AL44      6,004,631.00     5,728,847.54       6,677.64      0.00           0.00        6,677.64
   1B2         12669AL51      3,602,778.00     3,437,307.94       4,006.58      0.00           0.00        4,006.58
   1B3         12669AM68      2,401,852.00     2,291,538.65       2,671.05      0.00           0.00        2,671.05
   1B4         12669AM76      1,501,157.00     1,432,211.20       1,669.41      0.00           0.00        1,669.41
   1B5         12669AM84      2,101,624.00     1,825,818.80       2,128.20      0.00           0.00        2,128.20
   M2          12669AL36      7,610,750.00     7,264,172.42       8,677.43      0.00           0.00        8,677.43
   2B1         12669AL69      4,206,000.00     4,014,476.16       4,795.50      0.00           0.00        4,795.50
   2B3         12669AM35      1,602,250.00     1,529,290.15       1,826.82      0.00           0.00        1,826.82
   2B4         12669AM43        801,125.00       764,645.12         913.41      0.00           0.00          913.41
   2B5         12669AM50      1,201,571.66       968,130.66       1,156.48      0.00           0.00        1,156.48
------------------------------------------------------------------------------------------------------------------------

Totals                    1,001,026,537.66  387,452,563.11   36,004,729.07      0.00           0.00   36,004,729.07
------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------
   M1       0.00   12,302,664.68    0.95295945885
   1B1      0.00    5,722,169.90    0.95295945779
   1B2      0.00    3,433,301.36    0.95295945437
   1B3      0.00    2,288,867.60    0.95295946666
   1B4      0.00    1,430,541.79    0.95295947538
   1B5      0.00    1,823,690.60    0.86775303328
   M2       0.00    7,255,494.99    0.95332194482
   2B1      0.00    4,009,680.66    0.95332398024
   2B3      0.00    1,527,463.34    0.95332397289
   2B4      0.00      763,731.71    0.95332402811
   2B5      0.00      966,974.18    0.80475780909
--------------------------------------------------
Totals      0.00  351,447,834.07
--------------------------------------------------

THE BANK                                          Distribution Date:  10/25/02
OF NEW YORK

101 Barclay St., 8W
New York, NY  10286

Attn:  Courtney Bartholomew                Countrywide Home Loans
     212-815-3236                    Mortgage Pass-Through Certificates
                                               Series 1998-18




                         Interest Distribution Detail

----------------------------------------------------------------------------------------------------
              Beginning         Pass         Accrued        Cumulative                    Total
             Certificate      Through        Optimal          Unpaid       Deferred     Interest
  Class        Balance        Rate (%)       Interest        Interest      Interest        Due
----------------------------------------------------------------------------------------------------
   1A1        9,105,248.53      6.750000       51,217.02            0.00        0.00      51,217.02
   1A2       23,835,000.00      6.750000      134,071.88            0.00        0.00     134,071.88
   1A3       22,773,000.00      6.750000      128,098.13            0.00        0.00     128,098.13
   1A4       15,939,419.66      6.750000       89,659.24            0.00        0.00      89,659.24
   1A5       60,046,311.00      6.750000      337,760.50            0.00        0.00     337,760.50
   1A6       35,667,446.00      2.413750       71,743.58            0.00        0.00      71,743.58
   1A7       11,889,149.00     19.758750      195,762.27            0.00        0.00     195,762.27
   1A8                0.00      6.750000            0.00            0.00        0.00           0.00
   1A9        5,035,466.54      6.750000       28,324.50            0.00        0.00      28,324.50
  1A10                0.00      6.750000            0.00            0.00        0.00           0.00
  1A11        2,815,017.19      6.750000       15,834.47            0.00        0.00      15,834.47
  1A12       15,323,166.29      6.500000       83,000.48            0.00        0.00      83,000.48
  1A13          567,524.68      6.750000        3,192.33            0.00        0.00       3,192.33
   2A1       23,216,475.56      6.750000      130,592.68            0.00        0.00     130,592.68
   2A2       23,289,000.00      6.750000      131,000.63            0.00        0.00     131,000.63
   2A3       31,567,070.00      6.750000      177,564.77            0.00        0.00     177,564.77
   2A4       13,251,387.13      6.750000       74,539.05            0.00        0.00      74,539.05
   2A5       40,056,342.00      6.750000      225,316.92            0.00        0.00     225,316.92
   2A6                0.00      6.750000            0.00            0.00        0.00           0.00
   2A7        5,945,745.78      6.750000       33,444.82            0.00        0.00      33,444.82
  2A7-1       3,821,745.78      6.750000       21,497.32            0.00        0.00      21,497.32
  2A7-2       2,124,000.00      6.750000       11,947.50            0.00        0.00      11,947.50
   2A8        1,327,749.14      6.250000        6,915.36            0.00        0.00       6,915.36
   2A9        2,113,000.00      6.750000       11,885.63            0.00        0.00      11,885.63
  2A10           98,351.79      6.750000          553.23            0.00        0.00         553.23
   PO         1,153,818.90      0.000000            0.00            0.00        0.00           0.00
   X1       172,858,738.17      0.377843       54,427.86            0.00        0.00      54,427.86
   X2       116,954,019.48      0.349386       34,051.75            0.00        0.00      34,051.75
   2B2        1,529,290.15      6.750000        8,602.26            0.00        0.00       8,602.26
   AR                 0.00      6.750000            0.00            0.00        0.00           0.00
----------------------------------------------------------------------------------------------------


------------------------------------------------
              Net
           Prepayment  Unscheduled
              Int       Interest       Interest
  Class    Shortfall   Adjustment        Paid
------------------------------------------------
   1A1           0.00     0.00        51,217.02
   1A2           0.00     0.00       134,071.88
   1A3           0.00     0.00       128,098.13
   1A4           0.00     0.00        89,659.24
   1A5           0.00     0.00       337,760.50
   1A6           0.00     0.00        71,743.58
   1A7           0.00     0.00       195,762.27
   1A8           0.00     0.00             0.00
   1A9           0.00     0.00        28,324.50
  1A10           0.00     0.00             0.00
  1A11           0.00     0.00        15,834.47
  1A12           0.00     0.00        83,000.48
  1A13           0.00     0.00         3,192.33
   2A1           0.00     0.00       130,592.68
   2A2           0.00     0.00       131,000.63
   2A3           0.00     0.00       177,564.77
   2A4           0.00     0.00        74,539.05
   2A5           0.00     0.00       225,316.92
   2A6           0.00     0.00             0.00
   2A7           0.00     0.00        33,444.82
  2A7-1          0.00     0.00        21,497.32
  2A7-2          0.00     0.00        11,947.50
   2A8           0.00     0.00         6,915.36
   2A9           0.00     0.00        11,885.63
  2A10           0.00     0.00           553.23
   PO            0.00     0.00             0.00
   X1            0.00     0.00        54,427.86
   X2            0.00     0.00        34,051.75
   2B2           0.00     0.00         8,602.26
   AR            0.00     0.00             0.20
------------------------------------------------

THE BANK                                          Distribution Date:  10/25/02
OF NEW YORK

101 Barclay St., 8W
New York, NY  10286

Attn:  Courtney Bartholomew                Countrywide Home Loans
     212-815-3236                    Mortgage Pass-Through Certificates
                                               Series 1998-18

----------------------------------------------------------------------------------------------------------
              Beginning         Pass         Accrued        Cumulative                    Total
             Certificate      Through        Optimal          Unpaid       Deferred     Interest
  Class        Balance        Rate (%)       Interest        Interest      Interest        Due
----------------------------------------------------------------------------------------------------------
   M1        12,317,021.60      6.750000       69,283.25            0.00        0.00      69,283.25
   1B1        5,728,847.54      6.750000       32,224.77            0.00        0.00      32,224.77
   1B2        3,437,307.94      6.750000       19,334.86            0.00        0.00      19,334.86
   1B3        2,291,538.65      6.750000       12,889.90            0.00        0.00      12,889.90
   1B4        1,432,211.20      6.750000        8,056.19            0.00        0.00       8,056.19
   1B5        1,825,818.80      6.750000       10,270.23            0.00        0.00      10,270.23
   M2         7,264,172.42      6.750000       40,860.97            0.00        0.00      40,860.97
   2B1        4,014,476.16      6.750000       22,581.43            0.00        0.00      22,581.43
   2B3        1,529,290.15      6.750000        8,602.26            0.00        0.00       8,602.26
   2B4          764,645.12      6.750000        4,301.13            0.00        0.00       4,301.13
   2B5          968,130.66      6.750000        5,445.73            0.00        0.00       5,445.73
----------------------------------------------------------------------------------------------------------
 Totals     387,452,563.11                  2,261,410.08            0.00        0.00   2,261,410.08
----------------------------------------------------------------------------------------------------------


-------------------------------------------------------
               Net
            Prepayment     Unscheduled
                Int         Interest      Interest
  Class     Shortfall      Adjustment     Paid
-------------------------------------------------------
   M1           0.00           0.00      69,283.25
   1B1          0.00           0.00      32,224.77
   1B2          0.00           0.00      19,334.86
   1B3          0.00           0.00      12,889.90
   1B4          0.00           0.00       8,056.19
   1B5          0.00           0.00      10,270.23
   M2           0.00           0.00      40,860.97
   2B1          0.00           0.00      22,581.43
   2B3          0.00           0.00       8,602.26
   2B4          0.00           0.00       4,301.13
   2B5          0.00           0.00       5,445.73
---------------------------------------------------
 Totals         0.00           0.00   2,261,410.28
---------------------------------------------------

THE BANK                                          Distribution Date:  10/25/02
OF NEW YORK

101 Barclay St., 8W
New York, NY  10286

Attn:  Courtney Bartholomew                Countrywide Home Loans
     212-815-3236                    Mortgage Pass-Through Certificates
                                               Series 1998-18



                          Current Payment Information
                              Factors per $1,000

----------------------------------------------------------------------------------------------------------------------------------
                         Original        Beginning Cert.                                           Ending Cert.         Pass
                        Certificate          Notional             Principal          Interest          Notional         Through
 Class    Cusip           Balance            Balance           Distribution       Distribution        Balance          Rate (%)
----------------------------------------------------------------------------------------------------------------------------------
  1A1     12669AG73     104,886,000.00        86.810904530         51.416270940     0.488311338        35.394633590      6.750000
  1A2     12669AG81      23,835,000.00     1,000.000000000          0.000000000     5.625000000     1,000.000000000      6.750000
  1A3     12669AG99      22,773,000.00     1,000.000000000          0.000000000     5.625000000     1,000.000000000      6.750000
  1A4     12669AH23      44,961,100.00       354.515784896         36.343394222     1.994151290       318.172390674      6.750000
  1A5     12669AH31      60,046,311.00     1,000.000000000          0.000000000     5.625000000     1,000.000000000      6.750000
  1A6     12669AH49      35,667,446.00     1,000.000000000          0.000000000     2.011458333     1,000.000000000      2.413750
  1A7     12669AH56      11,889,149.00     1,000.000000000          0.000000000    16.465625000     1,000.000000000     19.758750
  1A8     12669AH64      18,048,000.00         0.000000000          0.000000000     0.000000000         0.000000000      6.750000
  1A9     12669AH72      39,957,000.00       126.022137413         74.640258174     0.708874523        51.381879239      6.750000
 1A10     12669AH80       2,459,000.00         0.000000000          0.000000000     0.000000000         0.000000000      6.750000
 1A11     12669AH98      29,968,000.00        93.934102669         55.635191463     0.528379328        38.298911206      6.750000
 1A12     12669AJ21     176,512,000.00        86.810904024         51.416270940     0.470225730        35.394633084      6.500000
 1A13     12669AJ39       6,537,481.00        86.810910418          0.000000000     0.488311371        35.394635691      6.750000
  2A1     12669AJ47     183,296,000.00       126.661114038         54.578150930     0.712468766        72.082963108      6.750000
  2A2     12669AJ54      23,289,000.00     1,000.000000000          0.000000000     5.625000000     1,000.000000000      6.750000
  2A3     12669AJ62      31,567,070.00     1,000.000000000          0.000000000     5.625000000     1,000.000000000      6.750000
  2A4     12669AJ70      45,093,000.00       293.867942525         44.128921378     1.653007177       249.739021148      6.750000
  2A5     12669AJ88      40,056,342.00     1,000.000000000          0.000000000     5.625000000     1,000.000000000      6.750000
  2A6     12669AJ96       2,235,000.00         0.000000000          0.000000000     0.000000000         0.000000000      6.750000
  2A7                    30,062,000.00       197.782774932         54.779673674     1.112528109       143.003101257      6.750000
 2A7-1    12669AK29      27,938,000.00       136.793821165         58.944324863     0.769465244        77.849496302      6.750000
 2A7-2    12669AK29       2,124,000.00     1,000.000000000          0.000000000     5.625000000     1,000.000000000      6.750000
  2A8     12669AK37      25,052,000.00        52.999726272         52.999726272     0.276040241         0.000000000      6.250000
  2A9     12669AK45       2,113,000.00     1,000.000000000         73.292156863     5.625000000       926.707843137      6.750000
 2A10     12669AK52       1,855,703.00        52.999746370          0.000000000     0.298123573         0.000000000      6.750000
  PO      12669AK60       1,715,075.00       672.751279688         45.833321311     0.000000000       626.917958377      0.000000
  X1      12669AK78     495,597,254.87       348.788732124          0.000000000     0.109822763       315.967605856      0.377843
  X2      12669AK86     332,009,565.00       352.260994288          0.000000000     0.102562571       316.845180831      0.349386
 2B2      12669AL77       1,602,250.00       954.464129612          1.140156725     5.368860729       953.323972887      6.750000
 AR       12669AK94             100.00         0.000000000          0.000000000     1.995787412         0.000000000      6.750000
----------------------------------------------------------------------------------------------------------------------------------

THE BANK                                          Distribution Date:  10/25/02
OF NEW YORK

101 Barclay St., 8W
New York, NY  10286

Attn:  Courtney Bartholomew                Countrywide Home Loans
     212-815-3236                    Mortgage Pass-Through Certificates
                                               Series 1998-18


----------------------------------------------------------------------------------------------------------------------------------
                         Original           Beginning Cert.                                           Ending Cert.         Pass
                        Certificate            Notional             Principal        Interest          Notional          Through
 Class    Cusip           Balance              Balance            Distribution     Distribution        Balance           Rate (%)
----------------------------------------------------------------------------------------------------------------------------------
 M1       12669AL28     12,909,956.00       954.071539780          1.112080927      5.366652411      952.959458853       6.750000
 1B1      12669AL44      6,004,631.00       954.071538718          1.112080926      5.366652405      952.959457792       6.750000
 1B2      12669AL51      3,602,778.00       954.071535296          1.112080922      5.366652386      952.959454374       6.750000
 1B3      12669AM68      2,401,852.00       954.071547592          1.112080936      5.366652455      952.959466656       6.750000
 1B4      12669AM76      1,501,157.00       954.071556324          1.112080946      5.366652504      952.959475378       6.750000
 1B5      12669AM84      2,101,624.00       868.765680345          1.012647063      4.886806952      867.753033282       6.750000
 M2       12669AL36      7,610,750.00       954.462099119          1.140154300      5.368849308      953.321944820       6.750000
 2B1      12669AL69      4,206,000.00       954.464136973          1.140156734      5.368860770      953.323980239       6.750000
 2B3      12669AM35      1,602,250.00       954.464129612          1.140156725      5.368860729      953.323972887       6.750000
 2B4      12669AM43        801,125.00       954.464184905          1.140156791      5.368861040      953.324028114       6.750000
 2B5      12669AM50      1,201,571.66       805.720283608          0.962474515      4.532176595      804.757809093       6.750000
----------------------------------------------------------------------------------------------------------------------------------
  Totals             1,001,026,537.66       387.055236333         35.967806762      2.259091238      351.087429602
----------------------------------------------------------------------------------------------------------------------------------

THE BANK                                          Distribution Date:  10/25/02
OF NEW YORK

101 Barclay St., 8W
New York, NY  10286

Attn:  Courtney Bartholomew                Countrywide Home Loans
     212-815-3236                    Mortgage Pass-Through Certificates
                                               Series 1998-18


Pool Level Data

Distribution Date                                                      10/25/02
Cut-off Date                                                             9/1/98
Determination Date                                                      10/1/02
Accrual Period 30/360                   Begin                            9/1/02
                                        End                             10/1/02
Number of Days in 30/360 Accrual Period                                      30


----------------------------------------------
        Collateral Information
----------------------------------------------
Group 1

Cut-Off Date Balance                                             600,243,111.94

Beginning Aggregate Pool Stated Principal Balance                230,107,696.06
Ending Aggregate Pool Stated Principal Balance                   209,272,596.30

Beginning Aggregate Certificate Stated Principal Balance         387,452,563.12
Ending Aggregate Certificate Stated Principal Balance            351,447,834.06

Beginning Aggregate Loan Count                                              751
Loans Paid Off or Otherwise Removed Pursuant to Pooling and
        Servicing Agreement                                                  67
Ending Aggregate Loan Count                                                 684

Beginning Weighted Average Loan Rate (WAC)                            7.284960%
Ending Weighted Average Loan Rate (WAC)                               7.284732%

Beginning Net Weighted Average Loan Rate                              7.014897%
Ending Net Weighted Average Loan Rate                                 7.014502%

Weighted Average Maturity (WAM) (Months)                                    308

Servicer Advances                                                     32,697.00

THE BANK                                          Distribution Date:  10/25/02
OF NEW YORK

101 Barclay St., 8W
New York, NY  10286

Attn:  Courtney Bartholomew                Countrywide Home Loans
     212-815-3236                    Mortgage Pass-Through Certificates
                                               Series 1998-18



Aggregate Pool Prepayment                                        20,566,829.35
Pool Prepayment Rate                                               67.5321 CPR


Group 2

Cut-Off Date Balance                                            400,563,425.66

Beginning Aggregate Pool Stated Principal Balance               157,344,866.57
Ending Aggregate Pool Stated Principal Balance                  142,175,237.27

Beginning Aggregate Certificate Stated Principal Balance        387,452,563.12
Ending Aggregate Certificate Stated Principal Balance           351,447,834.06

Beginning Aggregate Loan Count                                             518


Group 2

Loans Paid Off or Otherwise Removed Pursuant to Pooling
        and Servicing Agreement                                             46
Ending Aggregate Loan Count                                                472

Beginning Weighted Average Loan Rate (WAC)                           7.265835%
Ending Weighted Average Loan Rate (WAC)                              7.261464%

Beginning Net Weighted Average Loan Rate                             6.987901%
Ending Net Weighted Average Loan Rate                                6.983038%

Weighted Average Maturity (WAM) (Months)                                   309

Servicer Advances                                                    25,155.00

Aggregate Pool Prepayment                                        14,981,655.02
Pool Prepayment Rate                                               69.9471 CPR

THE BANK                                          Distribution Date:  10/25/02
OF NEW YORK

101 Barclay St., 8W
New York, NY  10286

Attn:  Courtney Bartholomew                Countrywide Home Loans
     212-815-3236                    Mortgage Pass-Through Certificates
                                               Series 1998-18


-----------------------------------------------------
          Certificate Information
-----------------------------------------------------

Group 1

Senior Percentage                                               88.2190736287%
Senior Prepayment Percentage                                   100.0000000000%

Subordinate Percentage                                          11.7809263713%
Subordinate Prepayment Percentage                                0.0000000000%


Group 2

Senior Percentage                                               89.7536756047%
Senior Prepayment Percentage                                   100.0000000000%

Subordinate Percentage                                          10.2463243953%
Subordinate Prepayment Percentage                                0.0000000000%



Certificate Account

Beginning Balance                                                         0.00

Deposit
Payments of Interest and Principal                               38,323,877.45
Liquidation Proceeds                                                      0.00
All Other Proceeds                                                        0.00
Other Amounts                                                             0.00

Total Deposits                                                   38,323,877.45

THE BANK                                          Distribution Date:  10/25/02
OF NEW YORK

101 Barclay St., 8W
New York, NY  10286

Attn:  Courtney Bartholomew                Countrywide Home Loans
     212-815-3236                    Mortgage Pass-Through Certificates
                                               Series 1998-18



Withdrawals
Reimbursement of Servicer Advances                                        0.00
Payment of Master Servicer Fees                                      53,134.02
Payment of Sub Servicer Fees                                          4,604.12
Payment of Other Fees                                                     0.00
Payment of Insurance Premium(s)                                           0.00
Payment of Personal Mortgage Insurance                                    0.00
Other Permitted Withdrawal per the Pooling and Service Agreement          0.00
Payment of Principal and Interest                                38,266,139.31

Total Withdrawals                                                38,323,877.45

Ending Balance                                                            0.00



Prepayment Compensation
Total Gross Prepayment Interest Shortfall                            27,585.26
Compensation for Gross PPIS from Servicing Fees                      27,585.26
Other Gross PPIS Compensation                                             0.00

Total Net PPIS (Non-Supported PPIS)                                       0.00


Master Servicing Fees Paid                                           53,134.02
Sub Servicing Fees Paid                                               4,604.12
Insurance Premium(s) Paid                                                 0.00
Personal Mortgage Insurance Fees Paid                                     0.00
Other Fees Paid                                                           0.00

Total Fees                                                           57,738.14

THE BANK                                          Distribution Date:  10/25/02
OF NEW YORK

101 Barclay St., 8W
New York, NY  10286

Attn:  Courtney Bartholomew                Countrywide Home Loans
     212-815-3236                    Mortgage Pass-Through Certificates
                                               Series 1998-18



------------------------------------------------------
            Delinquency Information
------------------------------------------------------

Group 1

Delinquency                                                  30-59 Days         60-89 Days          90+ Days           Totals
-----------                                                  ----------         ----------          --------           ------

Scheduled Principal Balance                               2,345,875.35         393,248.76       1,462,716.59     4,201,840.70
Percentage of Total Pool Balance                             1.120966%          0.187912%          0.698953%        2.007831%
Number of Loans                                                     12                  3                  5               20
Percentage of Total Loans                                    1.754386%          0.438596%          0.730994%        2.923977%



Foreclosure

Scheduled Principal Balance                                                                                              0.00
Percentage of Total Pool Balance                                                                                    0.000000%
Number of Loans                                                                                                             0
Percentage of Total Loans                                                                                           0.000000%


Bankruptcy

Scheduled Principal Balance                                                                                              0.00
Percentage of Total Pool Balance                                                                                    0.000000%
Number of Loans                                                                                                             0
Percentage of Total Loans                                                                                           0.000000%


                                   Page 13

THE BANK                                          Distribution Date:  10/25/02
OF NEW YORK

101 Barclay St., 8W
New York, NY  10286

Attn:  Courtney Bartholomew                Countrywide Home Loans
     212-815-3236                    Mortgage Pass-Through Certificates
                                               Series 1998-18


REO

Scheduled Principal Balance                                                                                              0.00
Percentage of Total Pool Balance                                                                                    0.000000%
Number of Loans                                                                                                             0
Percentage of Total Loans                                                                                           0.000000%

Book Value of all REO Loans                                                                                              0.00
Percentage of Total Pool Balance                                                                                    0.000000%

Current Realized Losses                                                                                                  0.00
Additional Gains (Recoveries)/Losses                                                                                     0.00
Total Realized Losses                                                                                              183,539.15



Group 2


Delinquency                                                  30-59 Days         60-89 Days          90+ Days           Totals
-----------                                                  ----------         ----------          --------           ------

Scheduled Principal Balance                               1,405,007.93       1,135,306.26         820,610.78     3,360,924.97
Percentage of Total Pool Balance                             0.988223%          0.798526%          0.577183%        2.363931%
Number of Loans                                                      7                  4                  4               15
Percentage of Total Loans                                    1.483051%          0.847458%          0.847458%        3.177966%


Foreclosure

Scheduled Principal Balance                                                                                              0.00
Percentage of Total Pool Balance                                                                                    0.000000%
Number of Loans                                                                                                             0
Percentage of Total Loans                                                                                           0.000000%

                                   Page 14

THE BANK                                          Distribution Date:  10/25/02
OF NEW YORK

101 Barclay St., 8W
New York, NY  10286

Attn:  Courtney Bartholomew                Countrywide Home Loans
     212-815-3236                    Mortgage Pass-Through Certificates
                                               Series 1998-18



Bankruptcy

Scheduled Principal Balance                                                                                              0.00
Percentage of Total Pool Balance                                                                                    0.000000%
Number of Loans                                                                                                             0
Percentage of Total Loans                                                                                           0.000000%



REO

Scheduled Principal Balance                                                                                              0.00
Percentage of Total Pool Balance                                                                                    0.000000%
Number of Loans                                                                                                             0
Percentage of Total Loans                                                                                           0.000000%

Book Value of all REO Loans                                                                                              0.00
Percentage of Total Pool Balance                                                                                    0.000000%

Current Realized Losses                                                                                                  0.00
Additional Gains (Recoveries)/Losses                                                                                     0.00
Total Realized Losses                                                                                              167,775.25


                                   Page 15

THE BANK                                          Distribution Date:  10/25/02
OF NEW YORK

101 Barclay St., 8W
New York, NY  10286

Attn:  Courtney Bartholomew                Countrywide Home Loans
     212-815-3236                    Mortgage Pass-Through Certificates
                                               Series 1998-18



   Subordination/Credit Enhancement Information
---------------------------------------------------


Protection                                                                                          Original          Current

Bankruptcy Loss                                                                                    320,784.00      320,784.00
Bankruptcy Percentage                                                                               0.032053%       0.091275%
Credit/Fraud Loss                                                                               20,020,530.00    4,177,613.85
Credit/Fraud Loss Percentage                                                                        2.000440%       1.188687%
Special Hazard Loss                                                                             20,877,712.00    8,074,331.00
Special Hazard Loss Percentage                                                                      2.086089%       2.297448%


Credit Support                                                                                      Original          Current

Class A                                                                                        957,082,843.00  309,923,253.25
Class A Percentage                                                                                95.610137%       88.184710%

Class M1                                                                                       12,909,956.00    12,302,664.68
Class M1 Percentage                                                                                1.289672%        3.500566%

Class 1B1                                                                                       6,004,631.00     5,722,169.90
Class 1B1 Percentage                                                                               0.599847%        1.628170%

Class 1B2                                                                                       3,602,778.00     3,433,301.36
Class 1B2 Percentage                                                                               0.359908%        0.976902%

Class 1B3                                                                                       2,401,852.00     2,288,867.60
Class 1B3 Percentage                                                                               0.239939%        0.651268%

Class 1B4                                                                                       1,501,157.00     1,430,541.79
Class 1B4 Percentage                                                                               0.149962%        0.407042%

Class 1B5                                                                                       2,101,624.00     1,823,690.60
Class 1B5 Percentage                                                                               0.209947%        0.518908%

                                   Page 16

THE BANK                                          Distribution Date:  10/25/02
OF NEW YORK

101 Barclay St., 8W
New York, NY  10286

Attn:  Courtney Bartholomew                Countrywide Home Loans
     212-815-3236                    Mortgage Pass-Through Certificates
                                               Series 1998-18



Class M2                                                                                        7,610,750.00     7,255,494.99
Class M2 Percentage                                                                                0.760295%        2.064459%

Class 2B1                                                                                       4,206,000.00     4,009,680.66
Class 2B1 Percentage                                                                               0.420169%        1.140904%

Class 2B3                                                                                       1,602,250.00     1,527,463.34
Class 2B3 Percentage                                                                               0.160061%        0.434620%

Class 2B4                                                                                         801,125.00       763,731.71
Class 2B4 Percentage                                                                               0.080030%        0.217310%

Class 2B5                                                                                       1,201,571.66       966,974.18
Class 2B5 Percentage                                                                               0.120034%        0.275140%



                                   Page 17